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                                                                    EXHIBIT 11.1

                          ML MACADAMIA ORCHARDS, L.P.
               COMPUTATION OF NET INCOME (LOSS) PER CLASS A UNIT
                      (in thousands, except per unit data)
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                                                2000                  1999                   1998
                                           ----------------      ----------------       ---------------
Net income (loss)                        $           (398)     $           4,645      $            963

Class A Unitholders
  (ownership percentage)                   x           99%       x            99%       x           99%
                                           ----------------      ----------------       ---------------

Net income (loss) allocable
  to Class A Unitholders                 $           (394)   $             4,599   $               953
                                           ================      ================       ===============

Class A Units outstanding                           7,500                  7,500                 7,500
                                           ================      ================       ===============

Net income (loss) per Class A Unit       $          (0.05)   $              0.61   $              0.13
                                           ================      ================       ===============
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